Exhibit 23 (a)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 Nos. 33-57859, 33-57861, 333-02899, 333-27755, 333-35879, 333-64074-01, 333-98675 and 333-101218 and Form S-8 Nos. 33-52367, 33-57865, 33-57867, 33-57871, 333-03989, 333-50035, 333-69823, 333-81471, 333-36540, 333-36538 and 333-52278 of BB&T Corporation of our report dated January 28, 2003 relating to the financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Greensboro, North Carolina

March 6, 2003

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